Exhibit 3.24

* 200508900138 *
DATE	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
3/30/2005	200508900138	DOMESTIC AGENT SUBSEQUENT	25.00	100.00	.00	.00	.00
		APPOINTMENT (AGS)

Receipt

This is not a bill. Please do not remit payment.

C.T. CORPORATION SYSTEM
17 S. HIGH STREET
COLUMBUS, OH 43215

STATE OF OHIO
CERTIFICATE

Ohio Secretary of State, J. Kenneth Blackwell

564610

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

ORANGE VILLAGE CARE CENTER, INC.

and, that said business records show the filing and recording of:

Document(s):	Document No(s):
DOMESTIC AGENT SUBSEQUENT APPOINTMENT	200508900138

Witness my hand and the seal of the
Secretary of State at Columbus, Ohio
this 29th day of March, A.D. 2005.

United States of America	/s/ J. Kenneth Blackwell
State of Ohio	Ohio Secretary of State
Office of the Secretary of State

Department of State

The State of Ohio	E0834–0317

Anthony J. Celebrezze, Jr.
Secretary of State

564610

Certificate

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: ARF of:

          ORANGE VILLAGE CARE CENTER, INC.

United States of America	Recorded on Roll E834 at Frame 0318 of
State of Ohio	the Records of Incorporation and Miscellaneous Filings.
Office of the Secretary of State
Witness my hand and the seal of the Secretary of State, at the
City of Columbus, Ohio, this 18TH day of NOV ,
A.D. 19 80 .

/s/ Anthony J. Celebrezze, Jr.
Anthony J. Celebrezze, Jr.
Secretary of State

E0834–0318

APPROVED
By RFRM
Date 11-18-80
Amount 75.00

ARTICLES OF INCORPORATION

OF

ORANGE VILLAGE CARE CENTER, INC.

          The undersigned, a majority of whom are citizens of the United States, desiring to form a corporation, for profit, under the General Corporation Law of Ohio, do hereby certify:

FIRST	The name of said Corporation shall be ORANGE VILLAGE CARE CENTER, INC.

SECOND	The place in the State of Ohio where its principal office is located is 661 Weber Drive, Wadsworth, Ohio 44281, County of Medina.

THIRD	The purpose or purposes for which it is formed are:

(a)      1.     SPECIFICALLY, TO OWN, AND/OR OPERATE, LEASE AND MANAGE NURSING HOMES AND CARE CENTERS, CONVALESCENT CENTERS RETIREMENT CENTERS, APARTMENTS AND CENTERS FOR GOLDEN AGERS AND EXTENDED CARE FACILITIES AND ALL THINGS INCIDENTAL THERETO.

           2.     SPECIFICALLY, TO MANAGE, LEASE AND OWN APARTMENT BUILDINGS, CONDOMINIUMS AND INDIVIDUAL AND MULTI-FAMILY DWELLINGS.

(b)     To acquire by purchase or otherwise, and to own, hold buy, sell, convey, lease, mortgage or encumber real estate or other properties; to sub-divide, plot, improve and develop lands and properties for the purpose of sale or otherwise and to do and perform all things needful and lawful for the development and improvement of real estate for residency, trade and business purposes.

(c)     To transact a general real estate business, including the management of properties, to act as an agent, broker or attorney in fact for any person or corporation in buying, selling and dealing in real estate and any interest therein, with full power and authority to do all things necessary or incidental to the conduct of said business.

E0834–0319

(d)     To purchase or otherwise acquire, lease, assign, mortgage, pledge or otherwise dispose of any trade names, trade-marks, concessions, inventions, formulas, improvements, processes of any nature whatsoever, copyrights, and letters patent of the United States and of foreign countries, and to accept and grant licenses thereunder.

(e)     To carry on a business of buying, selling, leasing, holding and otherwise dealing with real and personal properties.

(f)     To acquire by purchase, subscription and otherwise, and to own, hold for investment or otherwise, and to sell, use, assign, transfer, mortgage, pledge, exchange or otherwise dispose of shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts, or obligations of this Corporation or of any corporation, association, firm or individual, and also to issue in exchange therefor stocks, bonds, or other securities or evidences of indebtedness of this Corporation, and while the owner or holder of any such property to receive, collect and dispose of the interest, dividends, income and other rights accruing on or from such property and to possess and exercise in respect thereof all of the rights, powers and privileges of ownership, including all voting powers connected therewith.

(g)     To enter into, assist, promote, conduct, perform or participate in every kind of commercial, mercantile, mining, or industrial enterprise, business, or work, contract, undertaking, venture, or operation, in the United States or in any foreign country; and for such purpose to purchase or otherwise acquire, take over, hold, sell, liquidate, or otherwise dispose of, the real estate, plants, equipment, inventory, merchandise, materials, and other assets, stock, good-will, rights, franchises, patents, trademarks, and trade names, other properties of domestic or foreign corporations, firms, associations, syndicates, individuals, and others; to continue, alter, extend or develop their business, assume their liabilities, guarantee or become surety for the performance of their obligations, reorganize their capital and participate in any way in their affairs; to take over as a going concern and continue, in its own name, any business so acquired, and to pay for any such business or properties in cash, stock, bonds, debentures, securities, or obligations of the Corporation, or otherwise.

         In furtherance and not in limitation of the general powers conferred by the laws of the State of Ohio and in furtherance and not in limitation of the purposes hereinbefore stated, it is hereby expressly provided that this Corporation shall have also the following authorities and powers, to wit:

E0834–0320

       1.     To do any or all things hereinabove or herein-after set forth to the same extent and as fully as natural persons might or could do either as principal, agent, contractor or otherwise, and either alone or in conjunction with any other individuals, firms, associations, corporations, syndicates or bodies politic.

       2.     To borrow or raise money, without limit, upon terms, for any purpose of this Corporation or of any corporation, association, firm, syndicate or individual having a business or property which this corporation determines to finance, promote or become interest in; to issue, sell and dispose of this Corporations bonds, debentures, notes, certificates of indebtedness and other obligations, secured or unsecured, and however evidenced upon any terms, and as security therefor to mortgage, pledge or grant any charge or impose any lien upon all or any part of the real or personal property, rights, interests or franchises of this Corporation, whether owned by it at the time or thereafter acquired.

       3.     To make, execute, endorse and accept promissory notes, bills of exchange and other negotiable instruments and to redeem any debt or other obligation before the same shall fall due on any terms and on any advance or premium;

       3.A     To execute on any instrument or certificate required by the Federal Housing Authority in order to consummate and finalize the FHA transaction, including but not limited to Construction Contract, Lump Sum (Form 2442), Regulatory Agreement (Form 2466), Mortgager’s Certificate (Form 2433), Owner-Architect Agreement (Form 2719-A), Agreement and Certification (Form 3305).

       4.     To guarantee the payment of dividends upon any capital stock and by endorsement or otherwise, to guarantee the payment of the principal or interest, or both on any bonds, debentures, notes, scrip, or contracts, leases or obligations of any other corporation or association or of any firm, individual or syndicate in which or in whose welfare this Corporation may have any interest;

       5.     To pay for any property, rights, or interest acquired by this Corporation in cash or other property, rights or interest held by this Corporation, or by issuing and delivering in exchange therefor its own stock, bonds, debentures, notes, certificates of indebtedness or otherwise acquire, hold, sell, pledge, transfer or otherwise dispose of and to reissue any shares of its own capital stock (so far as may be permitted by law) and its bonds, debentures, notes or other securities, or evidences of indebtedness.

E0834–0321

       6.     To do all and everything necessary and proper for the accomplishment of the objects herein enumerated or necessary or incidental to the protection and benefit of this Corporation, and in general, to carry on such lawful businesses necessary or incidental to the attainment of the purposes of this Corporation, whether such businesses are similar in nature to the objects and powers hereinabove set forth or otherwise.

       The Corporation shall have the power and authority to become a partner, either as a general partner or as a limited partner or otherwise, as the Board of Directors of the Corporation may approve, in any partnership or partnerships, whether now existing or hereafter organized with all the rights, privileges, duties, liabilities or obligations as such partner which would exist if the Corporation were a natural person. Without limitations of the foregoing, the Corporation may join with other corporations or with natural persons or both, as partner, either general or limited or otherwise, in any partnerships now or hereafter existing.

       The foregoing clauses shall be construed as objects, purposes and powers, and nothing here shall be deemed to limit or excluse in any manner any power, right or privilege given to this Corporation by law or in authority which it is or might be permitted to exercise under the statutes of the State of Ohio.

FOURTH
The maximum number of shares which the Corporation is authorized to have outstanding is 500 shares, all of which shall be shares of common stock without par value. The stock is to be issued in compliance with Section 1244 of the International Revenue Code of 1954, as amended.

FIFTH	The amount of stated capital of the Corporation shall be not less than FIVE HUNDRED DOLLARS ($500.00).

SIXTH	The Corporation may purchase its own shares when authorized to do so from time to time by its Board of Directors.

          IN WITNESS WHEREOF, we have hereunto subscribed our names this 14th day of      November     , 1980.

/s/ Robert Leatherman
Robert Leatherman

/s/ Phyllis C. Leatherman
Phyllis C. Leatherman

/s/ Karen Friedt
Karen Friedt

E0834–0322

ORIGINAL APPOINTMENT OF AGENT

          The undersigned, being at least a majority of the incorporators of ORANGE VILLAGE CARE CENTER, INC., hereby appoint Robert Leatherman, a natural person, resident in the County in which the Corporation has its principal office, upon whom any process, notice or demand required or permitted by Statute to be served upon the corporation may be served. His/Her complete address is: 300 Woodland Avenue, Wadsworth, Medina County, Ohio 44281.

ORANGE VILLAGE CARE CENTER, INC.
Name of Corporation

/s/ Robert Leatherman
Robert Leatherman

/s/ Phyllis C. Leatherman
Phyllis C. Leatherman

/s/ Karen Friedt
Karen Friedt

November 14, 1980

ORANGE VILLAGE CARE CENTER, INC.
Name of Corporation

          Gentlemen: I hereby accept appointment as agent of your Corporation, upon whom process, tax notices or demands may be served.

/s/ Robert Leatherman
Robert Leatherman

FILE COPY

UNITED STATES OF AMERICA,	}
STATE OF OHIO,
OFFICE OF THE SECRETARY OF STATE.

          I, Bob Taft, do hereby certify that I am the duly elected, qualified and present acting Secretary of State for the State of Ohio, and as such have custody of the records of Ohio and Foreign corporations and Miscellaneous filings; that said records show ORANGE VILLAGE CARE CENTER, INC., an Ohio corporation, Charter No. 564610, having its principal location in Wadsworth, County of Medina, was incorporated on November 18, 1980 and is currently in GOOD STANDING upon the records of this office.

WITNESS my hand and official seal at Columbus, Ohio this 2nd day of September, A.D. 1997

/s/ Bob Taft
Bob Taft Secretary of State